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                                                                   EXHIBIT 10.22

                        SETTLEMENT AND RELEASE AGREEMENT

      This Settlement and Release Agreement (the "AGREEMENT") is entered into by and between Bear, Stearns & Co. Inc. ("BEAR STEARNS") and ScanSoft, Inc. (the "COMPANY") (collectively with Bear Stearns, the "PARTIES"), effective as of November 12, 2001 ("EFFECTIVE DATE").

                                    RECITALS

      A. The Company, as successor-in-interest to Caere Corporation, and Bear Stearns are parties to that certain engagement letter dated September 9, 1999 (the "ENGAGEMENT LETTER").

      B. Pursuant to the terms of the Engagement Letter, Bear Stearns was to receive certain payments from the Company as compensation for its role as financial advisor with respect to certain transactions (the "ORIGINAL PAYMENT").

      C. Bear Stearns now agrees to accept payment other than the Original Payment as payment in full to satisfy fees and expenses due by the Company to Bear Stearns under the Engagement Letter (the "SETTLEMENT PAYMENT").

      D. The parties intend for this Agreement to be the full, final, and exclusive embodiment of the parties' agreement with respect to fees and expenses in connection with the Engagement Letter; but that the confidentiality, indemnity, contribution and other rights and obligations of the parties pursuant to the Engagement Letter shall continue in full force and effect.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises, covenants and other good and valuable consideration contained herein, it is hereby agreed by and between the parties hereto as follows:

      1. CONSIDERATION. As full and final payment in satisfaction of all fees and expenses to Bear Stearns by the Company in connection with the Engagement Letter, the Company shall deliver to Bear Stearns:

            (a) Within 10 days of the execution of this Agreement, a certificate representing Two Hundred Sixty-two Thousand Two Hundred (262,200) shares of Common Stock of the Company, par value $0.001 per share (the "STOCK"), which such number represents the number of shares of stock, rounded to the nearest whole 100 share lot, equal in value to Seven Hundred Thousand Dollars ($700,000), based on a per share price of Two Dollars and Sixty-seven cents ($2.67); and

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            (b)   No later than January 15, 2001, cash in the amount of Seven
Hundred Thousand Dollars ($700,000) by wire transfer to an account designated by Bear Stearns (the "CASH Payment").

            (c) Hereinafter, the Stock and the Cash Payment, together, may be referred to as the "CONSIDERATION."

      2.    RELEASE.

            (a) The Company and Bear Stearns, on behalf of themselves and each of their past, present and future predecessors in interest, successors in interest, assigns, insurers, parent companies, subsidiaries, officers, directors, stockholders, partners, employees, agents, investors, and attorneys, and any persons acting in concert with them (collectively, "RELEASORS"), hereby fully and forever mutually release and discharge one another and their respective Releasors from any and all claims, demands, liens, agreements, contracts, covenants, debts, costs, expenses, damages, judgments, orders, and liabilities of whatever kind or nature, in law, equity, or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed, or which do exist, or which hereafter can, shall, or may exist which arise out of, or are in any way connected with, the fees and expenses relating to the Engagement Letter or any of the transactions contemplated thereby.

            (b) Each party represents and warrants on its behalf, and on behalf of its Releasors, that it is fully entitled to give this release and discharge and that there are no liens, claims of lien, or assignments, at law or in equity or otherwise, with respect to any existing or potential claims or causes of action arising out of, or in any way connected with, their relationship.

      3. NONDISPARAGEMENT. Bear Stearns and the Company agree that neither party will, in connection with the Engagement Letter or this Agreement, disparage the other, either orally or in writing, to third parties in any manner likely to be harmful to the other party, their business reputation, or the personal or business reputation of its directors, stockholders and/or employees. Notwithstanding the prohibition in the preceding sentence, each party shall respond accurately and fully to any question, inquiry, or request for information when required by legal process, or when deposed by a governmental entity, pursuant to the requirements set forth herein.

      4. LIMITATIONS ON TRANSFER. Bear Stearns shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws.

      5. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

            (a) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL


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APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER
JURISDICTIONS."

            (b)   Any legend required by state securities laws.

      6. INVESTMENT REPRESENTATIONS. In connection with the receipt of the Stock, Bear Stearns represents to the Company the following:

            (a) Bear Stearns understands that the sale by it of the Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") nor is such sale known at this time to be subject to a specific exemption therefrom.

            (b) Bear Stearns understands that the Stock is being offered and sold by the Company pursuant to the exemption from registration contained in
Section 4(2) of the Securities Act and that the Stock has not been registered pursuant to the Securities Act. Bear Stearns acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Securities Act or an exemption from such registration is available. Bear Stearns agrees that the Stock may only be resold by it pursuant to an available exemption from such registration or an effective registration statement. Bear Stearns understands that the certificate evidencing the Stock will be imprinted with a legend that prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

            (c) Bear Stearns has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

            (d) Bear Stearns further understands that at the time Bear Stearns wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Bear Stearns would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

      7.    REPRESENTATIONS OF THE COMPANY.

            (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as currently conducted.

            (b) The Stock has been duly authorized and reserved and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.



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            (c)   The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement (as defined below) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company to authorize this Agreement or the Registration Rights Agreement. Each of this Agreement and the Registration
Rights Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equity principles.

            (d) The Company files certain periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "SEC DOCUMENTS"). As of their respective dates, none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      8. REGISTRATION RIGHTS AGREEMENT. Simultaneously with the execution and delivery of this Agreement, the Company and Bear Stearns have entered into a Registration Rights Agreement in the form attached hereto as EXHIBIT A, dated as of the date hereof (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to register the Stock under certain circumstances.

      9. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of the Stock which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

      10. SUCCESSORS AND ASSIGNS. This Agreement shall bind the personal representatives, successors and assigns of both Bear Stearns and the Company, and inure to the benefit of both Bear Stearns and the Company, and their respective successors and assigns.

      11. FUTURE DISCOVERY. Each party acknowledges that it may hereafter discover facts relating to the Engagement Letter that occurred prior to the date of this Agreement and are different from, or in addition to, those which it now knows or believes to be true, and each Party agrees that this Agreement shall be and remains effective and applicable in all respects, notwithstanding such different or additional facts, or the discovery thereof.

      12. COSTS AND FEES. Except as specifically set forth herein, the parties will bear their own costs, expenses, and attorneys' fees, whether taxable or otherwise, incurred in or arising out of or in any way related to the matters released herein.



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      13.   VOLUNTARY AND KNOWING. Each party acknowledges that it has had the opportunity to consult with legal counsel regarding the meaning and consequences of this Agreement, and further acknowledges that it has read and understands this Agreement, and that it has executed this Agreement on its own free will and accord, without any duress or undue influence.

      14. WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instruments signed by the Party charged with the waiver or estoppel; no written waiver shall be deemed a continuing waiver unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any other act than that specifically waived.

      15. TAXES. The parties expressly acknowledge that no party has made, nor herein makes, any representation about the tax consequences of any consideration provided by or to any party pursuant to this Agreement.

      16. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, by hand or by messenger, addressed:

            (a)   if to the Holder, to:

                  Bear, Stearns & Co. Inc.
                  245 Park Avenue
                  New York, NY 10167
                  Attention: Ed Rimland
                  Telephone Number: 212-272-7921
                  Facsimile Number: 212-881-9823

                  or at such other address as Holder shall have furnished to the Company.

            (b)   if to the Company, to:

                  ScanSoft, Inc.
                  9 Centennial Drive
                  Peabody, MA  01960
                  Attention: Chief Financial Officer
                  Telephone Number: 978-977-2000
                  Facsimile Number: 978-977-2436



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                  or at such other address as the Company shall have furnished to the Holder

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention: Katharine A. Martin, Esq.
                  Telephone Number: (650) 493-9300
                  Facsimile Number: (650) 493-6811

Each such notice or other communication shall, for all purposes of this Agreement, be treated as effective or having been given when actually delivered as provided above, if delivered personally or by messenger, or, on the day shown on the return receipt, if sent by mail or other delivery service.

      17. DUTY TO EFFECTUATE. Each of the Parties agrees to perform any lawful additional acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purpose of this Agreement.

      18. ENTIRE AGREEMENT. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement is executed without reliance upon any promise, warranty or representation, written or oral, by any party or any representative of any party other than those expressly contained herein. This Agreement may not be amended or modified except in a writing signed by Bear Stearns and the Company.

      19. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement, and the provision in question shall be modified by the court so as to be rendered enforceable.

      20. CONSTRUCTION. The parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and have had the opportunity to influence the choice of language and, therefore, waive the application of any law, regulations, holding or rule of construction providing that ambiguities in this Agreement or other document will be construed against the party drafting such agreement or document.

      21. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      22. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of New York as applied to contracts made and to be performed entirely within New York.



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      23.   JURISDICTION. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counterclaiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to a forum located within the State of New York.

      24. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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      IN WITNESS WHEREOF, the parties have duly authorized and caused this
Agreement to be executed as of the date set forth above.

SCANSOFT, INC.

By: /s/ Richard S. Palmer
   ------------------------------------

Print Name: Richard S. Palmer
           ---------------------------

Title: Senior Vice President and Chief Financial Officer
      --------------------------------------------------

BEAR, STEARNS & CO. INC.

By: /s/ Ed Rimland
   ------------------------------------

Print Name: Ed Rimland
           ----------------------------

Title: Senior Managing Director
      ---------------------------------







              [SIGNATURE PAGE TO SETTLEMENT AND RELEASE AGREEMENT]